UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2014

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2014, Leggett & Platt, Incorporated (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as Representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $300 million aggregate principal amount of its 3.80% Senior Notes due November 2024 (the “Notes”). The public offering price of the Notes was 99.744% of the principal amount. The Company expects net proceeds (before expenses) of $297,282,000. We intend to use the net proceeds from the sale of the Notes for general corporate purposes, which may include the repayment or refinancing of existing indebtedness, including repayment of our 4.65% Senior Notes due November 15, 2014 at maturity and commercial paper indebtedness incurred for general corporate purposes, the funding of possible future acquisitions and/or stock repurchases. The Company expects to close the transaction on November 10, 2014.

This offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-180182) and a related prospectus supplement, each filed with the Securities and Exchange Commission. The Underwriting Agreement is hereby incorporated by reference into the Registration Statement.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1.

The Underwriters and/or their affiliates have provided and in the future may provide investment banking, corporate trust, and/or advisory services to the Company and its affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 5, 2014, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as Representatives of the several Underwriters named therein, and Leggett & Platt, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 7, 2014	By:	/s/ JOHN G. MOORE
John G. Moore
Senior Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 5, 2014, among J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and U.S. Bancorp Investments, Inc., as Representatives of the several Underwriters named therein, and Leggett & Platt, Incorporated.